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                                                             EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of OraVax, Inc. on Forms S-8 (File Nos. 33-94986, 33-94988, 33-94990 and 33-94992)
and Form S-3 (File No. 333-45637) of our report, dated March 27, 1998, on our audits of the consolidated financial statements of OraVax, Inc. as of December 31, 1997, and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

We also consent to the incorporation by reference in those registration statements of our report, dated March 27, 1998, on our audit of the combined financial statements of OraVax Merieux Co. and Merieux OraVax Co. (both development stage enterprises) as of December 31, 1997 and 1996, and for the year ended December 31, 1996 and the period from inception (March 31, 1995) through December 31, 1995 and cumulative from inception (March 31, 1995) through December 31, 1997, which report is also included in this Annual Report on Form 10-K.



                                           /s/ COOPERS & LYBRAND, L.L.P.


Boston, Massachusetts
March 31, 1998